Exhibit 99.1
ENERGY TRANSFER PARTNERS ANNOUNCES CASH DISTRIBUTION
FOR SECOND QUARTER OF 2011
ETP and ETE Earnings and Earnings Call Dates Announced
DALLAS — July 26, 2011 — Energy Transfer Partners, L.P. (NYSE:ETP) today announced that its Board of Directors has approved a quarterly distribution of $0.89375 per unit ($3.575 annualized) on ETP common units for the quarter ended June 30, 2011. The cash distribution for the quarter ended June 30, 2011 will be paid on August 15, 2011 to Unitholders of record as of the close of business on August 5, 2011.
ETP and Energy Transfer Equity (NYSE:ETE), which previously announced a quarterly distribution of $0.625 per unit ($2.50 annualized) for the same time period, expect to release earnings for the quarter ended June 30, 2011 on Wednesday, August 3, 2011, after the market closes. ETP and ETE will conduct a joint conference call on Thursday, August 4th at 8:30 a.m. Central Time to discuss their quarterly results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com. The call will also be available for replay on Energy Transfer’s web site for a limited time.
Company: Energy Transfer Partners, L.P. (NYSE:ETP)
Record Date: August 5, 2011
Ex Date: August 3, 2011
Payment Date: August 15, 2011
Amount Paid: $0.89375 per Common Unit
Company: Energy Transfer Equity, L.P. (NYSE:ETE)
Record Date: August 5, 2011
Ex Date: August 3, 2011
Payment Date: August 19, 2011
Amount Paid: $0.625 per Common Unit
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Arkansas, Colorado, Louisiana, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include more than 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also holds a 70 percent interest in Lone Star NGL LLC, a joint venture that owns and operates NGL storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.

Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner and 100 percent of the incentive distribution rights (IDRs) of ETP and approximately 50.2 million ETP limited partner units; and owns the general partner and 100 percent of the IDRs of Regency Energy Partners LP and approximately 26.3 million Regency limited partner units. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnerships’ Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnerships undertake no obligation to update or revise any forward-looking statement to reflect new information or events.
This release serves as qualified notice to nominees as provided for under Treasury Regulation section 1.1446-4(b)(4) and (d). Please note that 100 percent of Energy Transfer Partners, L.P.’s and Energy Transfer Equity, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Energy Transfer Partners, L.P.’s and Energy Transfer Equity, L.P.’s distributions to foreign investors are subject to federal tax withholding at the highest applicable effective tax rate. Nominees are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.
The information contained in this press release is available on our website at www.energytransfer.com.
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Contacts

Investor Relations:
Brent Ratliff
Energy Transfer
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)
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